OTCBB Symbol - ZORM

CUSIP - 98977W 20

Zoro Mining Corp.-- Resignation of Director

TUCSON, ARIZONA--January 5, 2011 - Zoro Mining Corp. (OTC.BB: ZORM - News)

Zoro Mining Corp. (OTCBB: ZORM) (the "Company") Effective on December 31, 2010, the Board of Directors of the Company accepted the resignation of Jas Butalia as a director and CFO of the Company.

In addition, and effective on January 1, 2001, the board of Directors of the Company appointed Mr. Frank Garcia as CFO. Mr. Garcia has over 20 years of experience in senior financial management with international companies and currently provides accounting services to several mining exploration companies. Prior to joining the Company, Mr. Garcia served as VP of Administration for the US division of CEMEX - a Mexico-based global leader in construction materials and aggregates mining. He has also served as Director of Finance for a division of Misys plc, a British software firm and a world leader in banking and healthcare computing. Mr. Garcia holds a BSBA in Business Administration from the University of Arizona.

The company wishes to thank Mr. Butalia for his years of dedication to the company.

On Behalf of the Board

ZORO MINING CORP.

/s/ Andrew Brodkey
Andrew A. Brodkey
President and CEO

For further information contact:
Larry K. Davis
Bravo International Services
Tel: (250) 595-7714
Email: bravoint@shaw.ca

SAFE HARBOR STATEMENT

This document contains "forward-looking statements". Statements in this document, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among others, the expectation and/or claim, as applicable, that (i) The Company intends to initiate a capital raise in the amount of at least $385,000, which is identified as sufficient to fund at least the Phase 1 exploration budget at page 32 of the Technical Report; and (ii) Zoro's projects represent a mix of potentially nearer-term, surface-mineable production, and longer-term, deeper exploration plays. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (i) adverse market conditions; (ii) a decrease in demand for and price of gold, and base and precious metals; (iii) general uncertainties with respect to mineral exploration and development in general; (iv) changes in the political or regulatory environment in Chile, Peru and Mexico; (v) inability to raise required debt or equity financing or execute the Company's business plan; (vi) the failure by the Company to identify and acquire other mineral projects of merit;, (vii) the uncertainty of the requirements demanded by environmental agencies; (viii) the Company's ability to maintain qualified employees or consultants, and (ix) the likelihood that no commercial quantities of precious or base metals are found or recoverable on any properties in which the Company has or expects to gain an interest. The risks and uncertainties that could affect future events or the Company's future financial performance are more fully described in the Company's quarterly reports (on Form 10Q filed in the United States), the Company's annual reports (on Form 10K in the United States) and the other recent filings on Form 8K filed in the United States. These filings are available at www.sec.gov in the United States. There are numerous risks and uncertainties that could cause actual results and the Company's plans and objectives to differ materially from those expressed in the forward-looking information, including: (i) Actual results and future events could differ materially from those anticipated in such information. These and all subsequent written and oral forward-looking information are based on estimates and opinions of management on the dates they are made and are expressly qualified in their entirety by this notice.